Exhibit 23(b)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Amendment No. 4 to the registration statement of C-TEC Corporation on Form S-3 (File No. 33-54433) of our report dated September 30, 1994, on our audits or the financial statements of Twin County Trans Video, Inc. as of October 31, 1993 and 1992, and for the years ended October 31, 1993 and 1992, which report is included in C-TEC Corporation's Current Report on Form 8-K dated October 27, 1994. We also consent to the reference to our firm under the caption "Experts".


Adams & Associates, P.C.

/s/  Edward W. Adams, CPA
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     Edward W. Adams, CPA
     Managing Director
     November 8, 1994